Exhibit 10.u

                     FINGERHUT CORPORATION
                      PENSION EXCESS PLAN
             As Adopted Effective Generally as of January 1, 1995


                       Table of Contents

                                                             Page


ARTICLE 1    Description                                        1

             1.1                                        Plan Name     1
             1.2                                     Plan Purpose     1
             1.3                                        Plan Type     1

ARTICLE 2    Definitions, Construction and Interpretation       2

             2.1                                    Administrator     2
             2.2                                            Board     2
             2.3                                             Code     2
             2.4                                          Company     2
             2.5                                            ERISA     2
             2.6                                    Governing Law     2
             2.7                                         Headings     2
             2.8                                Number and Gender     2
             2.9                                      Participant     2
             2.10                                    Pension Plan     2
             2.11                                            Plan     2
             2.12                                           Trust     2
             2.13                                         Trustee     2

ARTICLE 3    Participation                                      3

             3.1                                    Participation     3
             3.2                       Condition of Participation     3

ARTICLE 4    Benefits                                           4

             4.1                                           Amount     4
             4.2                         Form and Time of Payment     4
             4.3                          Entitlement, Reductions     5
             4.4               Payment in the Event of Incapacity     5

ARTICLE 5    Source of Payments; Nature of Interest             6

             5.1                           Establishment of Trust     6
             5.2                               Source of Payments     6
             5.3                                   Status of Plan     6
             5.4                    Non-assignability of Benefits     6

ARTICLE 6    Amendment and Termination                          7

             6.1                                        Amendment     7
             6.2                     Termination of Participation     7
             6.3                                      Termination     7

ARTICLE 7    Administration                                     9

             7.1                                    Administrator     9
             7.2                            Rules and Regulations     9
             7.3                       Administrator's Discretion     9
             7.4                          Specialist's Assistance     9
             7.5                                  Indemnification     9
             7.6                          Benefit Claim Procedure     9
             7.7                                         Disputes    10

ARTICLE 8    Miscellaneous                                     11

             8.1                          Withholding and Offsets    11
             8.2                                   Other Benefits    11
             8.3            No Warranties Regarding Tax Treatment    11
             8.4                     No Employment Rights Created    11

     FINGERHUT CORPORATION
     PENSION EXCESS PLAN


                         ARTICLE 1
                     Description of Plan


     1.1   Plan Name.  The name of the Plan is the "Fingerhut
     Corporation Pension Excess Plan."

     1.2   Plan Purpose.    The purpose of the Plan is to ensure that
     Participants will not be deprived of benefits that would otherwise be payable under the Pension Plan but for the reduction in the limitation on compensation imposed by Code section 401(a)(17) from $235,840 to $150,000 and based on the $115,641 limitation in effect for 1993 under Code section 415(b)(1)(A).

     1.3 Plan Type. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is exempt from Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 302(a)(3) and 401(a)(4) thereof, respectively, and from Title IV of ERISA by operation of section 4021(a)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.


                 ARTICLE 2
                 Definitions, Construction and Interpretation


The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

     2.1 Administrator. "Administrator" means the Company or any individual or committee appointed by the Board to perform administrative duties pursuant to Section 7.1.

     2.2 Board. "Board" means the Company's Board of Directors or any individual or committee authorized to act on behalf of such Board of Directors.

     2.3 Code. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

     2.4 Company. "Company" means Fingerhut Corporation or any successor thereto.

     2.5 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

     2.6 Governing Law. To the extent state law is not preempted by the provisions of ERISA or any other laws of the United States, this Plan will be administered, and all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined, in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or of any other jurisdiction.

     2.7 Headings. The headings of articles, sections, subsections and clauses are included solely for convenience and, if there is a conflict between such headings and the text of the Plan, the text will control.

     2.8 Number and Gender. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

     2.9   Participant.  "Participant" means an individual described in
     Section 3.1.

     2.10  Pension Plan.  "Pension Plan" means the Fingerhut
     Corporation Pension Plan.

     2.11 Plan. "Plan" means the Fingerhut Corporation Pension Excess Plan, as from time to time amended.

     2.12 Trust. "Trust" means any trust or trusts established by the Company pursuant to Section 5.1.

     2.13 Trustee. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

                                  ARTICLE 3
                                  Participation


     3.1 Participation. To be eligible to receive benefits pursuant to the Plan, an individual must have been

     (a) an officer of the Company on January 1, 1994 and December 31, 1994 and

     (b)       a participant in the Pension Plan on January 1, 1994.

     A Participant will cease to be such as of the date on which all benefits to which he or she is entitled under the Plan have been distributed in full.

     3.2 Condition of Participation. As a condition to the receipt of benefits pursuant to the Plan, each Participant is bound by all of the terms and conditions of the Plan, including but not limited to the reserved right of the Board to amend or terminate the Plan and the provisions of Section 7.7, and is required to furnish to the Administrator such pertinent information, and must execute such instruments, as the Administrator may require.

                                  ARTICLE 4
                                  Benefits


4.1        Amount.

     (A) As of the date on which a Participant's Pension Plan benefit is scheduled to commence, the Administrator will determine the amount of the benefit to which the Participant is entitled pursuant to the Plan in accordance with Subsection (B).

     (B) Subject to Sections 4.2 and 4.3, the amount of the benefit to which a Participant is entitled pursuant to the Plan will be computed in the following manner:

          (1) The Administrator will determine a monthly benefit amount equal to the amount by which the monthly benefit determined pursuant to clause (a) exceeds the monthly benefit determined pursuant to clause (b), in each case based on a benefit payable in the normal form under the Pension Plan commencing at the later of the Participant's normal retirement date under the Pension Plan or the date on which benefits under the Pension Plan are scheduled to commence.

               (a) The monthly benefit to which the Participant would be entitled under the Pension Plan determined as if the limitation in effect under Code section 401(a)(17) for each calendar year after 1993 were $235,840 and the limitation in effect under Code section 415(b)(1)(A) were $115,641.

               (b) The actual amount of the monthly benefit to which the Participant is entitled under the Pension Plan.

          (2) The amount determined pursuant to clause (1) will be adjusted in the same manner as the Participant's benefit under the Pension Plan to reflect any early or late commencement of the benefit.

     (C) If a Participant dies before his or her "annuity starting date," within the meaning of Code section 417(f)(2), and the Participant's surviving spouse is entitled to a "qualified preretirement survivor annuity," within the meaning of Code section 417(c), from the Pension Plan or the Pension Plan provides for the payment of any other death benefit to the surviving spouse or any other person, the amount of the benefit to which the surviving spouse or other person is entitled pursuant to the Plan will be determined in accordance with Subsection (B) but based, for the purpose of clause (1), on the difference between the normal form of the death benefit determined under items (a) and (b).

4.2        Form and Time of Payment.

     (A) Payment of a benefit to any Participant determined pursuant to Section 4.1(B) or surviving spouse or other person determined pursuant to Section 4.1(C) will be made or commence, as the case may be, at the same time and in the same form as his or her benefit under the Pension Plan.

     (B) If a Participant, surviving spouse or other person entitled to receive a benefit under the Plan elects to receive his or her benefit under the Pension Plan in a form other than the normal form, the benefit under the Plan will be actuarially adjusted to reflect the form in which it is paid in the same manner as the benefit under the Pension Plan.

     (C) If a Participant dies following the commencement of monthly benefit payments, any death benefits payable under the form of payment applicable to the Participant's benefit under the Plan will be paid to the same beneficiary or joint or contingent annuitant, as the case may be, as his or her benefit under the Pension Plan.

4.3 Entitlement, Reductions. Notwithstanding the foregoing provisions of this Article 4 -

     (A) The Company has no obligation to pay a benefit pursuant to the Plan to any former Participant to the extent the obligation to pay the benefit has been transferred to or assumed by a successor to all or any portion of the business of the Company.

     (B) If a Participant who is receiving or entitled to receive a benefit pursuant to the Plan is reemployed with the Company or an affiliate of the Company and, in connection with such reemployment, his or her Pension Plan benefit payment is suspended, his or her benefit under the Plan will be suspended for the same period. The Participant's benefit under the Plan will recommence at the same time as his or her benefit under the Pension Plan and the amount of the benefit at recommencement will be adjusted, based on a methodology and assumptions determined by the Administrator to be reasonable, to reflect any additional benefits earned and benefits previously paid.

     4.4 Payment in the Event of Incapacity. If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt thereof, and no legal representative has been appointed for such person, the Administrator, in his or her discretion, may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more of the following (as may be chosen by the Administrator): the person's beneficiary or joint or contingent annuitant for purposes of his or her benefit under the Plan, if any, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state, or such person's spouse, children, parents or other relatives by blood or marriage. Any payment so made completely discharges all liability under the Plan to the extent of such payment.

              ARTICLE 5
              Source of Payments; Nature of Interest

     5.1 Establishment of Trust. With the prior approval of the Board, the Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust that conforms substantially with the model trust described in Revenue Procedure 92-64. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

     5.2   Source of Payments.

     (A) Subject to Subsection (B), a Participant's benefit will be paid by the Company.

     (B) The Trustee, if any, will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust.

     5.3 Status of Plan. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

     5.4 Non-assignability of Benefits. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.


                    ARTICLE 6
                    Amendment and Termination


6.1        Amendment.

     (A) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

     (B) An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the beneficiary or joint or contingent annuitant of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by the Company or an affiliate as if he or she had terminated employment immediately prior to the effective date of the amendment.

     (C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

     6.2 Termination of Participation. Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3 or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

     (a) terminate the Participant's future participation in the Plan;

     (b) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum calculated based on a methodology and assumptions determined by the Administrator to be reasonable; and/or

     (c) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

     6.3   Termination.

     (A) The Company reserves the right to terminate the Plan in its entirety or with respect to any group of similarly situated current or former employees. The Plan will terminate in its entirety or with respect to a particular group of current or former employees as of the date specified by the Company in a written instrument adopted and executed in the manner of an amendment.

     (B) Upon the termination of the Plan in its entirety or with respect to any group of current or former employees, the Company will either (1) cause any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (2) subject to Subsection (C), cause the entire interest in the Plan of any or all Participants, or the beneficiaries or joint or contingent annuitants of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment calculated based on a methodology and assumptions determined by the Administrator to be reasonable.


                                  ARTICLE 7
                                  Administration


     7.1 Administrator. The Plan may be administered on behalf of the Company by the Board or an individual or Committee selected by the Board.

     7.2 Rules and Regulations. The Administrator has the discretionary power and authority to make such rules and regulations as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such rules or regulations.

     7.3 Administrator's Discretion. The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan rules and regulations whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly. The Administrator's interpretations, determinations, rules, procedures, methodologies, assumptions and calculations are final and binding on all persons and parties concerned.

     7.4 Specialist's Assistance. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

     7.5 Indemnification. The Company will indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such director, officer or employee at any time by reason of his or her services in connection with the Plan, but only if he or she did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a director, officer or employee may be entitled to indemnification under this provision.

7.6        Benefit Claim Procedure.

     (A) If a request for a benefit by a Participant or beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

     (B) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

     (C) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

     (D) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

     (E) The foregoing 90 and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90 or 60-day period, as the case may be.

     (F) A Participant or beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or any other proceeding.

7.7        Disputes.

     (A) In the case of a dispute between a Participant or beneficiary and the Company, Board, Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Company, Board, Administrator or other person and such court will have personal jurisdiction over any Participant or beneficiary named in the action.

     (B) Regardless of where an action relating to or arising from the Plan is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, Company, Administrator or any other person or against any Participant or beneficiary.


                                  ARTICLE 8
                                  Miscellaneous


     8.1 Withholding and Offsets. The Company and the Trustee retain the right to withhold from any compensation or benefit payment pursuant to the Plan any and all income, employment, excise and other tax as the Company or Trustee deem necessary in connection with any benefits earned or paid pursuant to the Plan and the Company may offset against amounts payable to any person under the Plan any amounts then owing to the Company by such person.

     8.2 Other Benefits. Amounts paid pursuant to the Plan do not constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company or any affiliate of the Company unless otherwise expressly provided thereunder.

     8.3 No Warranties Regarding Tax Treatment. The Company make no warranties regarding the tax treatment to any person of participation in the Plan or any action or omission of the Company or Participant in connection therewith and each Participant will hold the Administrator and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

     8.4 No Employment Rights Created. Neither the establishment of nor participation in the Plan gives any employee a right to continued employment or limits the right of the Company or any affiliate of the Company to discharge, transfer, demote or modify the terms and conditions of employment or otherwise deal with any employee without regard to the effect such action might have on his or her with respect to the Plan.